EXHIBIT 10.7
[EXECUTION COPY]

VW CREDIT LEASING, LTD.
AND
VW CREDIT, INC.
AMENDED AND RESTATED SERVICING AGREEMENT
Dated As of December 21, 2000

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AMENDED AND RESTATED SERVICING AGREEMENT
     AMENDED AND RESTATED SERVICING AGREEMENT, dated as of December 21, 2000 (as it may be further amended, supplemented or modified, the “Agreement”), between VW CREDIT LEASING, LTD., a Delaware business trust (the “Trust”), and VW CREDIT, INC., a Delaware corporation (hereinafter, together with its successors and assigns, “VCI” or, in its capacity as servicer hereunder, the “Servicer”).
RECITALS
     A. This Agreement is being entered into to amend and restate that certain Servicing Agreement, dated as of June 22, 1999, between the Trust and VCI.
     B. VCI, as Settlor and Initial Beneficiary (the “Settlor” and the “Initial Beneficiary”, respectively), U.S. Bank Trust National Association, a national banking association with its principal place of business in Chicago, Illinois, as UTI Trustee and Administrative Trustee (the “UTI Trustee” and the “Administrative Trustee”, respectively), and Wilmington Trust Company, as Delaware Trustee (the “Delaware Trustee”), have entered into that certain Trust Agreement dated as of June 2, 1999 (the same, as amended, supplemented or modified and in effect from time to time, the “Trust Agreement”), pursuant to which VCI and the Trustees formed the Trust for the purpose of taking assignments and conveyances of and holding and dealing in various Trust Assets in accordance with the Trust Agreement.
     C. The Trustees, on behalf of the Trust and at the direction of VCI, which also is the initial beneficiary of the Trust, intend to create and issue from time to time to or upon the order of VCI various special units of beneficial interest in the Trust (“SUBIs”), whose beneficiaries generally will be entitled to certain specified components of the net cash flow arising from designated portfolios of Trust Assets owned by the Trust, and which SUBIs may be used in connection with various Financings (as defined in the Trust Agreement).
     D. The parties desire to enter into this Agreement to provide for, among other things, the servicing of the Trust Assets (including those evidenced by the SUBIs) by the Servicer.
     E. The parties acknowledge that, in connection with one or more Financings, it may be necessary or desirable to enter into supplemental agreements hereto, including one or more SUBI Servicing Agreement Supplements, providing for further specific servicing obligations with respect to each Financing.
     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
Servicing Agreement

ARTICLE I.
DEFINITIONS
     SECTION 1.1. DEFINITIONS.
     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms shall have the meanings attributed to them in the Trust Agreement, (b) the capitalized terms defined in this Article have the meanings assigned to them in this Article and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as “herein”, “hereof” and the like shall refer to this Agreement as whole and not to any particular article or section within this Agreement, (d) the term “include” and all variations thereon shall mean “include without limitation”, (e) the term “or” shall include “and/or”, and (f) any reference herein to a “Trustee, acting on behalf of the Trust,” or words of similar import, shall be deemed to mean the applicable Trustee, acting on behalf of the Trust and all applicable beneficiaries of the Trust.
     “Administrative Trustee” has the meaning set forth in the Recitals.
     “Business Trust Statute” has the meaning set forth in the Trust Agreement.
     “Certificate of Title” has the meaning set forth in the Trust Agreement.
     “Charged-off Lease” means a User Lease which has been written off by the Servicer in accordance with its Customary Servicing Practices for writing off lease contracts.
     “Collections” means all monthly lease payments on any User Lease, Liquidation Proceeds in respect of any Vehicle and any other payments, receipts or Recoveries (including any residual value insurance proceeds and other insurance proceeds) by or on behalf of any End User or otherwise with respect to any User Lease or Leased Vehicle other than (i) Supplemental Servicing Fees, (ii) payments allocable to sales, use or other taxes (which shall be collected by the Servicer and remitted to the applicable governmental authority or used to reimburse the Servicer for payment of such amounts in accordance with Customary Servicing Practices), (iii) payments allocable to premiums for force-placed insurance policies purchased by the Servicer on behalf of any End User (which shall be collected by the Servicer and remitted to the applicable insurance company (or if such amounts were paid by the Servicer, to the Servicer) in accordance with the Customary Servicing Practices), (iv) payments allocable to fines for parking violations incurred by any End User but assessed to the Trust as the owner of the related Leased Vehicle (which shall be collected by the Servicer and remitted to the applicable governmental authority (or if such amounts were paid by the Servicer, to the Servicer) in accordance with Customary Servicing Practices), and (v) rebates of insurance premiums with respect to the cancellation of any insurance policy.
     “Customary Servicing Practices” means the customary practices of the Servicer with respect to Leased Vehicles and User Leases held by the Origination Trust, without regard to whether such Leased Vehicles and User Leases have been identified and allocated into a SUBI Portfolio, as such practices may be amended from time to time.
     “Dealer” has the meaning set forth in the Trust Agreement.

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     “Dealer Agreement” means a Dealer Agreement as amended, modified or supplemented from time to time, entered into between VCI or the Trust and a Dealer providing for the Dealer, (i) to arrange retail vehicle leases that will be entered into by the Trustee, or (ii) acting as the originator of retail vehicle leases that will be acquired by the Trust, and in accordance with which, the title to the related leased vehicles will in either case be acquired by the Trust at prices determined as provided for in such agreement.
     “Delaware Trustee” has the meaning set forth in the Recitals.
     “End User” means each Person who is the lessee under a User Lease.
     “Filings” has the meaning set forth in Section 2.7.
     “Financing” has the meaning set forth in the Trust Agreement.
     “Initial Beneficiary” has the meaning set forth in the Recitals.
     “Leased Vehicles” has the meaning set forth in the Trust Agreement.
     “Liquidation Proceeds” means, with respect to any Leased Vehicle, the proceeds received by the Servicer in connection with the sale or other disposition of such Leased Vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair, legal and any and all other similar liquidation, collection and refurbishment costs and expenses.
     “Maturity Date” means, with respect to any User Lease, the date on which such User Lease is scheduled to terminate, as such date may be extended pursuant to Section 2.2(b)(ii).
     “Obligee” means each Person who is the lessor under a User Lease or the assignee thereof, including the Trust.
     “Person” has the meaning set forth in the Trust Agreement.
     “Purchase Price” means, for any Leased Vehicle and related User Lease, the amount paid by or on behalf of the Trust for such Leased Vehicle and related User Lease.
     “Recoveries” means, with respect to any User Lease or Leased Vehicle, the proceeds (other than Liquidation Proceeds) received by the Servicer after any default under the related User Lease, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such defaulted User Lease, including without limitation, all repossession, auction, painting, repair, legal, bankruptcy and any and all other similar liquidation, collection and refurbishment costs and expenses.
     “Registrar of Titles” has the meaning set forth in the Trust Agreement.
     “Security Deposit” means, with respect to any User Lease, the refundable security deposit (if any) specified in such User Lease.

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     “Servicer” has the meaning set forth in the preamble.
     “Servicing Fee” has the meaning specified in Section 2.5.
     “Settlor” has the meaning set forth in the Recitals.
     “SUBI” has the meaning set forth in the Recitals.
     “SUBI Asset” has the meaning set forth in the Trust Agreement.
     “SUBI Portfolio” has the meaning set forth in the Trust Agreement.
     “SUBI Servicing Agreement Supplement” means any supplement or amendment to this Agreement entered into from time to time to accommodate the creation and issuance of a particular SUBI and to specify any special responsibilities or obligations that the Servicer may be required to undertake in connection therewith.
     “SUBI Supplement” means any supplement or amendment to the Trust Agreement executed from time to time in connection with the creation and issuance of a particular SUBI.
     “SUBI Trustee” means, as to each SUBI, the separate trustee appointed by the Initial Beneficiary for each SUBI.
     “Supplemental Servicing Fees” means any late fees, NSF check fees, disposition fees, purchase option fees and other administration fees or similar charges (including any fees payable in connection with or pursuant to an extension agreement) paid by any End User pursuant to a User Lease.
     “Trust” has the meaning set forth in the preamble.
     “Trust Agreement” has the meaning set forth in the Recitals.
     “Trust Asset” means any asset of any type owned by the Trust.
     “Trustees” means the Delaware Trustee, the UTI Trustee, the Administrative Trustee and any SUBI Trustee.
     “User Lease” has the meaning set forth in the Trust Agreement.
     “UTI” means the undivided trust interest in the Trust created pursuant to the Trust Agreement.
     “UTI Certificate” has the meaning set forth in the Trust Agreement.
     “UTI Holder” means initially, VCI and any other registered holder of the UTI Certificate.
     “UTI Portfolio” means, as to the UTI, that collection of User Leases, Leased Vehicles and other associated Trust Assets allocated to the UTI from time to time.

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     “UTI Trustee” has the meaning set forth in the Recitals.
     “VCI” has the meaning set forth in the preamble.
ARTICLE II
ADMINISTRATION AND SERVICING OF USER LEASES
     SECTION 2.1. SERVICER TO ACT AS SERVICER.
     (a) As agent for and subject to the supervision, direction and control of the Trust as set forth in the Trust Agreement, the Servicer shall manage the Trust and shall service, administer and collect under the User Leases and the other Trust Assets in accordance with the terms of this Agreement, and shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such servicing, administering and collecting that it may reasonably deem necessary or desirable. The duties of the Servicer shall include, among other things, acquiring vehicles and originating leases on behalf of the Trust, collecting and posting payments, responding to inquiries of End Users on the User Leases, investigating delinquencies, sending payment statements and reporting required tax information (if any) to End Users, disposing of returned vehicles, paying costs of disposition of Leased Vehicles related to Charged-off Leases, administering the User Leases, including, but not limited to, executing powers of attorney to be delivered to End Users for the limited purpose of obtaining license plates and fulfilling other state requirements for registration of the Leased Vehicles, obtaining a new Certificate of Title to a Leased Vehicle in another jurisdiction to the extent required by law, making other modifications to the User Leases (in accordance with Customary Servicing Practices), approving repairs to Leased Vehicles and endorsing the related insurance settlement checks for repair work, accounting for collections and preparing and filing all required tax returns (if any) of the Trust.
     Without limiting the generality of the foregoing, the Servicer hereby expressly agrees to perform and carry out on behalf of the Trust, all of the obligations on the part of the Obligee under the User Leases and is hereby authorized and empowered by the Trust to execute and deliver, in its own name or on behalf of the Trust, or both of them, as the case may be, any and all instruments of satisfaction, extension or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the User Leases or the Leased Vehicles.
     The Servicer shall cause the Trust to (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits, authorizations and other governmental items necessary and appropriate for the Trust to acquire, hold and manage Trust Assets as contemplated by the Trust Agreement in each jurisdiction where the ownership of its assets or the nature of its operations would require it to maintain such licenses, permits, authorizations or other governmental items, (ii) file (or cause to be filed) all notices, reports and other required filings in each jurisdiction where the location of its assets or the nature of its operations would require the Trust to make such filing, and (iii) pay or cause to be paid all applicable taxes and fees properly due and owing in connection with the Trust’s activities.
     If the Servicer shall commence a legal proceeding to enforce a User Lease, the Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on

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behalf of the Trust, its interest in such User Lease and the related Leased Vehicle to the Servicer to the extent necessary for the purposes of participating in such proceeding. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a User Lease on the grounds that it is not the real party in interest or a holder entitled to enforce such User Lease, the Trust shall, at the expense and direction of the Servicer, take steps to enforce the User Lease, including bringing suit in the Trust’s name. The Trust shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.
     The Servicer shall acquire or enter into on behalf of the Trust, in its ordinary course of business, User Leases with End Users approved by the Servicer. The Servicer agrees that its origination, underwriting and servicing of the User Leases for the benefit of the Trust shall be carried out in accordance with Customary Servicing Practices with respect to similar types of vehicles.
     (b) (i) The Servicer shall continue to maintain or enter into on behalf of the Trust, in the ordinary course of its business, Dealer Agreements with Dealers selected by the Servicer from time to time in its reasonable discretion (together with such supplemental agreements as shall be necessary to permit the Trust to enforce any rights against the Dealers). The Servicer shall execute on behalf of the Trust all approved User Leases arranged by the Dealer. The Servicer shall take such action as is necessary for each Certificate of Title for each Leased Vehicle to show the owner of such Leased Vehicle as “VW Credit Leasing, Ltd.” or the name of a Trustee (other than the Delaware Trustee) using the quoted phrase or such other similar phrase as will satisfy the Registrar of Titles in each relevant jurisdiction, or such other designation(s) as the Servicer shall determine. The obligations of the Servicer pursuant to this Section 2.1(b)(i) shall survive any partial or complete termination of the Servicer pursuant hereto for any User Lease entered into prior to the termination of this Agreement.
     (ii) Upon the satisfaction by the Dealer of any requirements entitling the Dealer to payment with respect to the Leased Vehicle (and the related User Lease, if originated by the Dealer)(including without limitation the execution and delivery thereby of all instruments of assignment of such User Lease and Leased Vehicle to the Trust), the Servicer shall remit to such Dealer the Purchase Price.
     Any payment by VCI to a Dealer to acquire a Leased Vehicle or a related User Lease shall constitute a contribution by VCI to the Trust in respect of VCI’s ownership interest in the UTI followed by the purchase by the Trust of each Leased Vehicle, related User Lease and the related Trust Assets from the Dealer, and the UTI shall immediately thereafter be deemed to represent the entire beneficial interest in such Leased Vehicle, the related User Lease and any related Trust Assets (whether such User Lease was originated by a Dealer or by the Trust).
     SECTION 2.2. COLLECTION OF MONTHLY LEASE PAYMENTS AND REMITTANCES; APPLICATION OF PROCEEDS.
     (a) The Servicer shall use commercially reasonable efforts to (i) collect all payments required under the terms and provisions of each User Lease; and (ii) cause each End User to

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make all payments in respect of the User Lease to which such End User is a party or otherwise obligated.
     (b) Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or other charge that would constitute a Supplemental Servicing Fee, and (ii) extend the Maturity Date of any User Lease consistent with Customary Servicing Practices.
     (c) As to any other funds received by the Servicer with respect to any Trust Asset:
     (i) With respect to any such funds relating to a SUBI Asset, the Servicer shall deposit such funds as set forth in the appropriate SUBI Servicing Agreement Supplement; and
     (ii) With respect to any such funds relating to any Trust Asset other than a SUBI Asset, the Servicer shall pay such funds as directed by the UTI Holder.
     (d) The Servicer shall, on behalf of the UTI Trustee and at the direction of the Initial Beneficiary, from time to time, in accordance with the Trust Agreement or the applicable SUBI Supplement thereto, identify and allocate on the books and records of the Trust certain User Leases and/or Leased Vehicles into one or more SUBI Portfolios, either upon the initial creation of such SUBI or periodically following its creation.
     (e) The Servicer shall account to the applicable Trustee for the UTI Portfolio and each SUBI Portfolio of Trust Assets separately and in accordance with any supplement or amendment to this Agreement entered into with respect to such UTI Portfolio or SUBI Portfolio, as the case may be.
     SECTION 2.3. RECORDS.
     The Servicer shall maintain or cause to be maintained such computer and/or manual records with respect to Trust Assets and all Collections relating thereto in accordance with Customary Servicing Practices with respect to similar types of vehicles.
     SECTION 2.4. COLLECTION AND APPLICATION OF SECURITY DEPOSITS.
     The Servicer shall retain any Security Deposit remitted to it or the Trust as agent and bailee for the Trust, and shall apply the proceeds of such Security Deposits in accordance with applicable law, its Customary Servicing Practices and the User Leases, including but not limited to using the Security Deposit in respect of any User Lease for the payment of any amount resulting from the related End User’s default or failure to pay all amounts required to be paid under such User Lease or resulting from excess mileage or excess wear and tear to the related Leased Vehicle. In the event that any User Lease becomes a Charged-off Lease or, if earlier, the related Leased Vehicle is repossessed, then the related Security Deposit, to the extent permitted by such User Lease and applicable law, shall thereby become a Collection. Each Security Deposit, after deduction for amounts applied towards the payment of any amount resulting from the related End User’s default or failure to pay any amounts required to be paid under such User Lease or damage to the related Leased Vehicle, shall be returned to the related End User by the

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Servicer; provided, however, that the Servicer may retain a Security Deposit (including any interest thereon) until the End User has repaid all other charges owed under such User Lease.
     SECTION 2.5. SERVICING COMPENSATION; FEES, COSTS AND EXPENSES.
     (a) As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section and the terms of any applicable SUBI Servicing Agreement Supplement, the Servicer shall be entitled to receive from the Trust, a fee (the “Servicing Fee”) equal to:
     (i) With respect to each SUBI Portfolio, the amount set forth in the related SUBI Servicing Agreement Supplement.
     (ii) With respect to the UTI Portfolio, such amount as shall be agreed from time to time between the holder of the UTI and the Servicer.
     (iii) In addition to the foregoing, the Servicer shall be entitled to retain as additional compensation, for each UTI Portfolio or SUBI Portfolio, all Supplemental Servicing Fees.
     The Servicer shall pay all expenses of the Trust and all expenses incurred by it in connection with its servicing activities hereunder, including the costs of any Trustee, any separate trustee or co-trustee appointed by a Trustee pursuant to Section 6.6 of the Trust Agreement, and shall not be entitled to reimbursement of such expenses. Notwithstanding anything contained in the foregoing sentence to the contrary, the Servicer shall not be liable to pay losses with respect to Trust Assets.
     (b) As additional servicing compensation, the Servicer also shall be entitled to the earnings from the investment of Security Deposits retained as and to the extent permitted by applicable law and the applicable User Leases and to the extent not required to be paid to the End Users.
     SECTION 2.6. ENFORCEMENT OF USER LEASES; REPOSSESSION AND SALE OF LEASED VEHICLES.
     The Servicer shall use commercially reasonable efforts (consistent with its Customary Servicing Practices with respect to similar types of vehicles) to enforce the provisions of the User Leases and to repossess or otherwise take possession of the Leased Vehicle related to any User Lease that shall have terminated or expired or that the Servicer shall have determined (in accordance with its Customary Servicing Practices) to be in default.
     The Servicer shall, in accordance with the standards set forth in the immediately preceding paragraph:
     (a) follow such practices and procedures as it shall deem necessary or advisable in accordance with its Customary Servicing Practices in its servicing of leases for automobiles, sports utility vehicles, light-duty trucks and other vehicles, which may include reasonable efforts

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to realize upon any recourse to Dealers, consigning a Leased Vehicle to a motor vehicle dealer for resale or selling a Leased Vehicle at public or private sale; and
     (b) sell or otherwise dispose of each Leased Vehicle that is so repossessed and, if the User Lease is in default, shall commence and prosecute any legal proceedings in respect of such User Lease (and the related Leased Vehicle) in its own name or in the name of the Trust.
     SECTION 2.7. SERVICER TO ACT ON BEHALF OF TRUST.
     (a) In order to facilitate the servicing of the User Leases by the Servicer, the Trust hereby appoints the Servicer as its agent and bailee to retain possession of the User Leases, Certificates of Title and any other related items that from time to time come into possession of the Servicer, and the Servicer hereby accepts such appointment.
     (b) The Servicer shall identify from time to time all (i) periodic sales and use tax or property (real or personal) tax reports, (ii) periodic renewals of licenses and permits, (iii) periodic renewals of qualification to act as a trust and a business trust and (iv) other governmental filings, registrations or approvals (collectively, “Filings”) arising with respect to or required of the Trust, including such licenses, permits, and other Filings as are required for the Trust to originate and accept assignments of User Leases and to be identified as the owner of Leased Vehicles on their Certificates of Title, as contemplated by Section 2.1(a)(i). The Servicer shall also identify any surety bonds or other ancillary undertakings required of the Trust in respect of any Filing. The Servicer shall timely prepare and file, or cause to be filed, with the cooperation of the Trustees, on behalf of the Trust with the appropriate Person each Filing and each such ancillary undertaking. In connection with this Section 2.7(b), the Trust grants to the Servicer the authority to, and will, from time to time, execute and deliver to the Servicer any necessary power of attorney as the Servicer may require in order to effect each such Filing and ancillary undertaking. Should the Servicer at any time receive notice, or have actual knowledge, of any non-compliance with any Filing requirement, it shall promptly take all required action to rectify such noncompliance.
     (c) The Servicer agrees to indemnify, defend and hold harmless the Trust, the Trustees and their respective agents (including without limitation any Trust Agent) for (i) any and all liabilities, losses, damages and expenses that may be incurred as a result of any negligent act or omission by the Servicer in connection with any Trust Asset or this Agreement, and (ii) any claims by third parties against the Trust. The obligations set forth in this Section 2.7(c) shall survive the termination of this Agreement and the Trust Agreement or the resignation or removal of the Servicer or any Trustee; provided, however, that the provisions of this Section 2.7(c) shall not require any successor Servicer appointed hereunder to indemnify any Person except with respect to the negligence or misconduct of such successor Servicer in performing its duties hereunder or the breach by such successor Servicer of this Agreement.
     SECTION 2.8. THIRD PARTY CLAIMS.
     The Servicer shall promptly notify VCI (in the event that VCI is not acting as the Servicer hereunder) and the Trustees, on behalf of the Trust, upon its learning that a claim of whatever kind that would be indemnified under Section 2.7.

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     SECTION 2.9. INSURANCE POLICIES.
     (a) The Servicer shall at all times have in effect, maintain and keep in force for the benefit of the Trust, or cause the Trust to have in effect, maintain and keep in force, insurance policies (which may be blanket policies covering the Servicer, the Trust and some or all Affiliates of the Servicer) with respect to the Trust Assets against such hazards, in such form and in such amounts as follows:
     (i) Contingent and excess automobile liability insurance policies with a nationally recognized insurance company with a rating of at least A- by A.M. Best, with limits of no less than $1,000,000 per occurrence, covering losses in the event that an End User’s primary insurance policy is not collectible at the time of loss or that a liability claim exceeds the policy limit of the End User’s primary insurance.
     (ii) Interim automobile liability insurance coverage with a nationally recognized insurance company with a rating of at least A- by A.M. Best, with limits of no less than $1,000,000 per occurrence, covering losses (i) prior to the time that an End User’s primary insurance becomes effective and (ii) after a User Lease has terminated.
     (iii) Umbrella excess liability insurance of not less than $25,000,000 with an insurer that has a rating of at least A- by A.M. Best. Such coverage shall be on a per occurrence basis and over and above the coverage provided by the policies described in paragraphs (i) and (ii) above. The coverages of the umbrella excess liability policies shall be at least as broad as the coverages as set forth in paragraphs (i) and (ii) above.
     (iv) All policies of insurance required to be maintained pursuant to this section shall name the Trust as an additional insured (the “Additional Insured”). Each policy shall expressly provide that all provisions thereof, except liability for premiums (which shall be solely a liability of the Servicer) and the limits of the insurer’s liability under the policy, shall operate in the same manner as if there were a separate policy covering the Additional Insured.
     SECTION 2.10. SERVICER NOT TO RESIGN; ASSIGNMENT.
     (a) Except as provided in Section 4.1(b), the Servicer shall not resign from the duties and obligations hereby imposed on it as Servicer except upon determination by its board of directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties as Servicer under this Agreement would cause it to be in violation of such legal requirements in a manner that would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by resolutions of the board of directors to such effect accompanied by an opinion of counsel reasonably satisfactory to the Trustees, to such effect. No such resignation shall become effective unless and until a new servicer is willing to service the User Leases and enters into a servicing agreement with the Trust, such agreement to have substantially the same provisions as this Agreement. The Trust shall not unreasonably fail to consent to such a servicing agreement.
     (b) Subject to paragraph (c) of this Section, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that

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the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance or transfer of substantially all of its assets without the consent of any Person.
     (c) The Servicer may, at any time without notice or consent, delegate (i) any or all duties under this Agreement to any Person more than 50% of the voting securities of which are owned, directly or indirectly, by Volkswagen AG or any successor thereto, or (ii) specific duties to sub-contractors who are in the business of performing such duties; provided, however, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Trustees and the holders of the UTI and the SUBIs for servicing and administering the Trust Assets in accordance with this Agreement as if the Servicer alone were performing such duties.
ARTICLE III
SERVICER TERMINATION WITH RESPECT TO UTI
     SECTION 3.1. TERMINATION OF SERVICER BY UTI HOLDER WITH RESPECT TO UTI.
     The UTI Holder may, upon written notice to the Servicer, terminate all or a portion of the rights and powers of the Servicer with respect to the UTI under this Agreement.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.1. TERMINATION OF AGREEMENT.
     This Agreement shall, except as otherwise provided herein, terminate upon the earliest of (a) the termination of the Trust; (b) the discharge of the Servicer in accordance with the terms hereof; or (c) the mutual written determination of the parties hereto. Upon termination of this Agreement, the Servicer shall pay over to the Trust, or any other Person entitled thereto, all monies held by the Servicer on behalf of the Trust pursuant to this Agreement.
     SECTION 4.2. AMENDMENT.
     (a) This Agreement may be amended from time to time in a writing signed by the Trustees, on behalf of the Trust, and the Servicer. Any amendment affecting particular Trust Assets allocated to a SUBI Portfolio need not be signed by any Trustee which does not administer such particular Trust Assets. The consent of the holders or pledgees of any SUBI Certificate shall not be required to amend this Agreement except to the extent the interests of such holder or pledgee would be adversely affected.
     (b) In particular, but without limiting the foregoing, this Agreement may be amended by means of one or more SUBI Servicing Agreement Supplements in connection with any Financings. Such supplemental agreements may provide, among other things, for further specific servicing obligations relating to SUBI Assets for the particular benefit of holders of related SUBIs. Such supplemental agreements may permit the termination of this Agreement insofar as it applies to such SUBI Assets upon the terms and conditions set forth therein; however, no such supplemental agreement shall permit the termination of this Agreement insofar as it applies to other Trust Assets except as provided herein.

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     (c) Any amendment or modification effected contrary to the provisions of this Section shall be void.
     SECTION 4.3. GOVERNING LAW.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.
     SECTION 4.4. NOTICES.
     All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, any prepaid courier service, or by telecopier, and addressed in each case as follows: (a) if to the Servicer, VW Credit, Inc., 3800 Hamlin Road, Auburn Hills, Michigan 48326, Attention: Secretary; Facsimile: (248) 340-4794 and Attention: Treasurer; Facsimile (298) 340-5360, with copies to Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, Attention: Stuart M. Litwin; Facsimile: (312) 701-7711 (Confirmation Number: (312) 701-7373); (b) if to the UTI Trustee or Administrative Trustee, U.S. Bank Trust National Association, One Illinois Center, 111 East Wacker, Suite 3000, Chicago, Illinois 60601 Attention: Corporate Trust Department; Facsimile: (312) 228-9401 (Confirmation Number: (312) 228-9416); or (c) if to the Delaware Trustee, 1100 North Market Street, Wilmington, Delaware 19890 Attention: Corporate Trust Administration; Facsimile: (302) 651-8882. The Servicer or any Trustee may change its address for notices hereunder by giving notice of such change to the other parties hereto and to the parties to the Trust Agreement. All notices and demands shall be deemed to have been given upon delivery or tender of delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder.
     SECTION 4.5. SEVERABILITY.
     If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.
     SECTION 4.6. BINDING EFFECT.
     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trust.

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     SECTION 4.7. ARTICLE AND SECTION HEADINGS.
     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.
     SECTION 4.8. EXECUTION IN COUNTERPARTS.
     This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.
     SECTION 4.9. RIGHTS CUMULATIVE.
     All rights and remedies from time to time conferred upon or reserved to the Trust, the Trustees (or any of them), on behalf of the Trust, or the Servicer or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.
     SECTION 4.10. FURTHER ASSURANCES.
     Each party will do such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.
     SECTION 4.11. THIRD-PARTY BENEFICIARIES.
     This Agreement will inure to the benefit of and be binding upon the parties hereto and each of the beneficiaries of the Trust (including each pledgee or assignee of the UTI), who shall be considered to be third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.
     SECTION 4.12. NO WAIVER.
     No waiver by any party hereto of any one or more defaults by any other party or parties in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

13	Servicing Agreement

     SECTION 4.13. NON-PETITION COVENANT.
     The Servicer covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Financing has been paid in full, the Servicer will not institute against, or join any other person in instituting against the Trust, any Special Purpose Entity or any general partner of a Special Purpose Entity that is a partnership, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of this Agreement or the resignation or removal of the Servicer under this Agreement.
     SECTION 4.14. SERIES LIABILITIES.
     It is expressly understood and agreed by the Servicer, and all persons claiming through the Servicer, that the Trust is a series trust pursuant to Sections 3804 and 3806(b)(2) of the Business Trust Statute. As such, separate and distinct records shall be maintained for the UTI Portfolio and each SUBI Portfolio and the Trust Assets associated with the UTI Portfolio and each SUBI Portfolio shall be held and accounted for separately from the other assets of the Trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the UTI and each SUBI shall be enforceable against the UTI Portfolio or the related SUBI Portfolio only, and not against the Trust Assets generally or the assets of any other SUBI Portfolio.
     SECTION 4.15. LIMITATION OF LIABILITY.
     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust, National Association, not individually or personally but solely as Administrative Trustee and UTI Trustee of the Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of either the Administrative Trustee, the UTI Trustee or the Trust is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Administrative Trustee, UTI Trustee or the Trust under this Agreement.

14	Servicing Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

VW CREDIT, INC., as Servicer
By:	/s/ Frank Witter
	Name:	Frank Witter
	Title:	Treasurer

By:	/s/ Kevin Kelly
	Name:	Kevin Kelly
	Title:	President

VW CREDIT LEASING, LTD.
By:	U.S. Bank Trust National Association,
as Administrative Trustee and UTI Trustee

By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

S-1	Servicing Agreement